ATLANTIC BEVERAGE COMPANY, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                                 For the
                                                                               Three Months
                                                                                  Ended
                                                                              June 30, 1996
                                                                            -----------------
NET INCOME..........................................................        $         151,499
                                                                            =================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING..........................                5,787,800
                                                                            -----------------
NET INCOME (LOSS) PER SHARE:........................................        $             .03
                                                                            =================


COMPUTATION OF WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING:

    Shares outstanding as of March 31, 1996.........................                6,149,022

    Less:  Treasury stock...........................................                 (408,038)

    Impact of dilutive stock options as of June 30, 1996............                   46,816
                                                                            -----------------
                                                                                    5,787,800
                                                                            =================

                                      -1-